Exhibit 99.1

Fidelity National Financial, Inc. Reports Third Quarter 2012 EPS of $1.03 and Pre-Tax Title Margin of 14.4%; Book Value per Share Grows to $20.50
Jacksonville, Fla. -- (November 5, 2012) -- Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services and other diversified services, today reported operating results for the three-month and nine-month periods ended September 30, 2012.

•	Pre-tax title margin of 14.4% versus 12.2% in the third quarter of 2011, a 220 basis point, or 18%, increase over the prior year

•
Open orders of 706,000 for the third quarter, an increase of 110,000, or 18%, over the third quarter of 2011; open orders per day of 11,200 for the third quarter versus 9,300 open orders per day for the third quarter of 2011; open orders of nearly 11,700 per day in October 2012, the strongest monthly performance of 2012

•	Commercial revenue of $91.8 million, a 7% decline versus the third quarter of 2011, driven by a 10% decline in fee per file offsetting a 3% increase in closed orders

•	Remy operating results are consolidated beginning August 15, 2012; fourth quarter 2012 will mark the first full quarter of financial results from Remy

•
Recognized a $78.9 million pre-tax gain on the consolidation of Remy, and a $48.1 million pre-tax bargain purchase gain related to tax attributes acquired in the O'Charley's acquisition; total net effect was an $88.9 million, or $0.39 per diluted share, contribution to third quarter earnings

•	Acquired control of J. Alexander's Corporation on September 25, 2012; closed acquisition on October 29, 2012

•	Income tax rate declined to 30% due to consolidation of American Blue Ribbon and Remy and the impact of losses at Ceridian

Consolidated ($ in millions except per share amounts)

	Three Months Ended	Three Months Ended
	September 30, 2012	September 30, 2011
Total revenue	$2,039.9	$1,201.1
Net earnings attributable to common shareholders	$233.3	$74.3
Net earnings per diluted share attributable to common shareholders	$1.03	$0.33
Cash flow from operations	$184.5	$68.4

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011
Total revenue	$4,966.7	$3,566.7
Net earnings attributable to common shareholders	$454.7	$196.8
Net earnings per diluted share attributable to common shareholders	$2.02	$0.88
Cash flow from operations	$377.0	$55.3

The following are summary financial and operational results for the operating segments of FNF for the three-month and nine-month periods ended September 30, 2012 and 2011:

Fidelity National Title Group (“FNT”) ($ in millions)

	Three Months Ended	Three Months Ended
	September 30, 2012	September 30, 2011
Total revenue	$1,459.7	$1,186.8
Pre-tax earnings	$210.7	$138.1
Realized gains (losses)	—	($7.2)
Adjusted pre-tax earnings	$210.7	$145.3
Adjusted pre-tax margin	14.4%	12.2%

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011
Total revenue	$4,036.3	$3,530.9
Pre-tax earnings	$532.3	$388.1
Realized gains	$4.6	$13.5
Claims recoupment impairment	$10.8	—
Adjusted pre-tax earnings	$538.5	$374.6
Adjusted pre-tax margin	13.4%	10.6%

Month	Direct Orders Opened	Direct Orders Closed
July 2012	240,300	155,400
August 2012	248,200	174,000
September 2012	217,500	150,600

Third Quarter 2012	706,000	480,000

Month	Direct Orders Opened	Direct Orders Closed
July 2011	157,400	113,300
August 2011	232,900	130,900
September 2011	205,700	134,600

Third Quarter 2011	596,000	378,800

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
3rd Quarter 2012	18,200	12,000	$91.8	$7,700
3rd Quarter 2011	17,800	11,700	$99.1	$8,500

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Restaurant Group ($ in millions)

	Three Months Ended	Nine Months (Partial)* Ended
	September 30, 2012	September 30, 2012
Operating revenue	$297.9	$550.8
Total revenue	$347.1	$671.4
Pre-tax earnings	$43.0	$105.7
Depreciation & amortization	$10.7	$20.0
Interest expense	$1.2	$2.0
EBITDA	$54.9	$127.7
Realized gains	($49.2)	($120.6)
Transaction and integration costs	$4.5	$14.4
Adjusted EBITDA	$10.2	$21.5
Adjusted EBITDA margin	3.4%	3.9%
* Covers period from May 11, 2012 - September 30, 2012

Remy ($ in millions)

Three Months (Partial)** Ended
September 30, 2012
Operating revenue	$143.0
Total revenue	$222.1
Pre-tax earnings	$79.5
Depreciation & amortization	$6.8
Interest expense	$3.6
EBITDA	$89.9
Realized gain	($78.9)
Inventory step-up adjustment	$8.5
Adjusted EBITDA	$19.5
Adjusted EBITDA margin	13.6%
** Covers period from August 15, 2012 - September 30, 2012

“This quarter again highlights the strength of our title business in an environment of steady, consistent order volumes,” said Chief Executive Officer George P. Scanlon. “Open and closed orders were primarily refinance driven and generally similar to the second quarter of this year, and we generated another strong 14.4% pre-tax title margin. Additionally, we also saw a 7% increase in open resale orders versus the third quarter of 2011, continuing the improvement in purchase volume we have seen throughout 2012. We are excited about our future earnings potential as we begin to see more meaningful and sustained improvement in the residential purchase market.
“We are also excited to begin to consolidate our Remy operations and report them as a distinct segment. For the partial quarter, we reported operating revenue of approximately $143 million, adjusted EBITDA of $19.5 million and an adjusted EBITDA margin of 13.6%. We also reported our first full quarter of operations for American Blue Ribbon in the third quarter. Operating revenue was $298 million and adjusted EBITDA was $10.2 million. We continue to believe that the increased transparency of these separate segment disclosures for both Remy and American Blue Ribbon will allow investors to more easily value these operations.”
“On September 25, 2012, we acquired control of J. Alexander's and closed the acquisition on October 29, 2012,” said Chairman William P. Foley, II. “We believe that J. Alexander's will be a great addition to our upscale casual dining lineup and look forward to its revenue and earnings contribution to our restaurant group. Additionally, in August we acquired an additional 1.5 million shares of Remy, giving us a 51%, majority ownership stake in the company. We are confident that holding majority ownership positions in both Remy and American Blue Ribbon will allow us to better create future significant value for our shareholders from both of these investments.”

Conference Call

FNF will host a call with investors and analysts to discuss third quarter 2012 results on Tuesday, November 6, 2012, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 1:00 p.m. Eastern time on November 6, 2012, through November 13, 2012, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 266992.

About FNF

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and other diversified services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also owns a 55% stake in American Blue Ribbon Holdings, LLC, a restaurant owner and operator of the O'Charley's, Ninety Nine Restaurant, Max & Erma's, Village Inn, Bakers Square and Stoney River Legendary Steaks concepts. In addition, FNF also owns a 51% stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about FNF can be found at www.fnf.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA) and adjusted earnings before interest, taxes and depreciation and amortization (Adjusted EBITDA).

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided above.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts, order information, and fee per file in 000's)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Direct title premiums	$436.6	$374.0	$1,218.1	$1,054.1
Agency title premiums	569.0	426.0	1,501.4	1,334.0
Total title premiums	1,005.6	800.0	2,719.5	2,388.1
Escrow, title-related and other fees	435.5	371.9	1,252.0	1,058.2
Total title and escrow	1,441.1	1,171.9	3,971.5	3,446.3

Restaurant revenue	297.9	—	550.8	—
Remy revenue	143.0	—	143.0	—
Interest and investment income	35.4	36.0	108.8	107.0
Realized gains and losses	122.5	(6.8)	192.6	13.4
Total revenue	2,039.9	1,201.1	4,966.7	3,566.7

Personnel costs	472.8	397.0	1,330.4	1,169.8
Other operating expenses	332.9	280.3	942.4	805.6
Cost of restaurant revenue	257.9	—	473.3	—
Cost of Remy revenue (includes $6.3 million of D&A)	124.6	—	124.6	—
Agent commissions	432.6	326.3	1,144.1	1,033.1
Depreciation and amortization	28.4	17.5	71.3	55.6
Title claim loss expense	70.3	54.4	201.1	162.6
Interest expense	19.7	14.0	50.2	42.1
Total expenses	1,739.2	1,089.5	4,337.4	3,268.8

Earnings from continuing operations before taxes	300.7	111.6	629.3	297.9
Income tax expense	70.6	38.9	188.8	107.3
Earnings from continuing operations before equity investments	230.1	72.7	440.5	190.6
Earnings from equity investments	5.0	3.7	12.8	7.7
Net earnings from continuing operations	235.1	76.4	453.3	198.3
Income from discontinued operations, net of tax	(0.8)	0.5	5.1	5.7
Net earnings	234.3	76.9	458.4	204.0
Non-controlling interests	1.0	2.6	3.7	7.2
Net earnings attributable to common shareholders	$233.3	$74.3	$454.7	$196.8
Earnings per share:
Net earnings attributable to common shareholders - basic	$1.05	$0.34	$2.06	$0.90
Net earnings attributable to common shareholders - diluted	$1.03	$0.33	$2.02	$0.88

Weighted average shares - basic	221.3	217.7	220.2	219.7
Weighted average shares - diluted	226.0	222.0	224.9	223.3

Direct operations orders opened (000's)	706.0	596.0	2,024.6	1,598.1
Direct operations orders closed (000's)	480.0	378.8	1,348.8	1,102.8
Fee per file	$1,467	$1,543	$1,456	$1,493
Actual title claims paid	$97.5	$131.1	$302.3	$367.4

 FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in 000's)
(Unaudited)

Three Months Ended			Restaurant		Corporate
September 30, 2012	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$1,882.0	$1,425.8	$297.9	$143.0	$15.3
Interest and investment income	35.4	33.9	—	0.2	1.3
Realized gains and losses	122.5	—	49.2	78.9	(5.6)
Total revenue	2,039.9	1,459.7	347.1	222.1	11.0
Personnel costs	472.8	439.3	16.4	7.9	9.2
Other operating expenses	332.9	290.2	17.9	6.0	18.8
Cost of revenue	382.5	—	257.9	124.6	—
Agent commissions	432.6	432.6	—	—	—
Depreciation and amortization	28.4	16.5	10.7	0.5	0.7
Title claim loss expense	70.3	70.3	—	—	—
Interest expense	19.7	0.1	1.2	3.6	14.8
Total expenses	1,739.2	1,249.0	304.1	142.6	43.5
Pre-tax earnings (loss) from continuing operations	300.7	210.7	43.0	79.5	(32.5)
Pretax margin	14.7%	14.4%	12.4%	35.8%	—
Adjusted pre-tax margin	9.3%	14.4%	—	0.4%	—
Open orders	706.0	706.0	—	—	—
Closed orders	480.0	480.0	—	—	—

Three Months Ended			Restaurant		Corporate
September 30, 2011	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$1,171.9	$1,158.1	$—	$—	$13.8
Interest and investment income	36.0	35.9	—	—	0.1
Realized gains and losses	(6.8)	(7.2)	—	—	0.4
Total revenue	1,201.1	1,186.8	—	—	14.3
Personnel costs	397.0	386.3	—	—	10.7
Other operating expenses	280.3	264.8	—	—	15.5
Agent commissions	326.3	326.3	—	—	—
Depreciation and amortization	17.5	16.9	—	—	0.6
Title claim loss expense	54.4	54.4	—	—	—
Interest expense	14.0	—	—	—	14.0
Total expenses	1,089.5	1,048.7	—	—	40.8
Pre-tax earnings from continuing operations	111.6	138.1	—	—	(26.5)
Pretax margin	9.3%	11.6%	—	—	—
Pre-tax margin, excluding realized gains	9.8%	12.2%	—	—	—
Open orders	596.0	596.0	—	—	—
Closed orders	378.8	378.8	—	—	—

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in 000's)
(Unaudited)

Nine Months Ended			Restaurant		Corporate
September 30, 2012	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$4,665.3	$3,927.8	$550.8	$143.0	$43.7
Interest and investment income	108.8	103.9	—	0.2	4.7
Realized gains and losses	192.6	4.6	120.6	78.9	(11.5)
Total revenue	4,966.7	4,036.3	671.4	222.1	36.9
Personnel costs	1,330.4	1,271.4	24.7	7.9	26.4
Other operating expenses	942.4	838.4	45.7	6.0	52.3
Cost of revenue	597.9	—	473.3	124.6	—
Agent commissions	1,144.1	1,144.1	—	—	—
Depreciation and amortization	71.3	48.6	20.0	0.5	2.2
Title claim loss expense	201.1	201.1	—	—	—
Interest expense	50.2	0.4	2.0	3.6	44.2
Total expenses	4,337.4	3,504.0	565.7	142.6	125.1
Pre-tax earnings from continuing operations	629.3	532.3	105.7	79.5	(88.2)
Pretax margin	12.7%	13.2%	15.7%	35.8%	—
Pre-tax margin, excluding realized gains and claims recoupment impairment	9.1%	13.4%	—	0.4%	—
Open orders	2,024.6	2,024.6	—	—	—
Closed orders	1,348.8	1,348.8	—	—	—

Nine Months Ended			Restaurant		Corporate
September 30, 2011	Consolidated	FNT	Group	Remy	and Other
Gross operating revenue	$3,446.3	$3,410.7	$—	$—	$35.6
Interest and investment income	107.0	106.7	—	—	0.3
Realized gains and losses	13.4	13.5	—	—	(0.1)
Total revenue	3,566.7	3,530.9	—	—	35.8
Personnel costs	1,169.8	1,129.9	—	—	39.9
Other operating expenses	805.6	762.9	—	—	42.7
Agent commissions	1,033.1	1,033.1	—	—	—
Depreciation and amortization	55.6	53.5	—	—	2.1
Title claim loss expense	162.6	162.6	—	—	—
Interest expense	42.1	0.8	—	—	41.3
Total expenses	3,268.8	3,142.8	—	—	126.0
Pre-tax earnings from continuing operations	297.9	388.1	—	—	(90.2)
Pretax margin	8.4%	11.0%	—	—	—
Pre-tax margin, excluding realized gains	8.0%	10.6%	—	—	—
Open orders	1,598.1	1,598.1	—	—	—
Closed orders	1,102.8	1,102.8	—	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	September 30, 2012	December 31, 2011
	(Unaudited)
Cash and investment portfolio	$5,116.8	$4,717.4
Goodwill	1,887.2	1,452.2
Title plant	379.3	386.7
Total assets	9,735.9	7,862.1
Notes payable	1,350.7	915.8
Reserve for title claim losses	1,842.3	1,912.8
Secured trust deposits	528.0	419.9
Total equity	4,616.2	3,655.9
Book value per share	$20.50	$16.57

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